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                        [DIME BANCORP, INC. LETTERHEAD]
                                                                            NEWS


                                              Contact:  Franklin L. Wright
                                                        Dime Investor Relations
                                                        212-326-6170

                                                        David Neibart
                                                        Gavin Anderson & Co.
                                                        212-373-0212


May 1, 1997
97/4

FOR IMMEDIATE RELEASE
---------------------

        DIME COMPLETES ACQUISITION OF BANKERS FEDERAL SAVINGS

        NEW YORK, NY - May 1, 1997 - Dime Bancorp, Inc. (NYSE: DME), parent company of The Dime Savings Bank of New York, FSB, announced today that its previously-announced acquisition of BFS Bankorp, Inc. (NASDAQ: BFSI), the parent company of Bankers Federal Savings FSB, was completed on April 30, 1997.

        The transaction brings to Dime approximately $450 million of deposits, a loan portfolio of approximately $600 million, and five retail branches in New York City.

        "This acquisition is good news for shareholders, customers and the communities we serve," said Lawrence J. Toal, Dime's Chief Executive Officer. "The cost savings we anticipate realizing on operating expenses, combined with BFS's strong earnings performance, should make this transaction immediately accretive. Once the integration of BFS into our system is completed, BFS customers will benefit from Dime's wide range of products and services," he continued.

        At March 31, 1997, Dime had assets of $18.5 billion, deposits of $12.8 billion and stockholders' equity of $1.1 billion. With the completion of the BFS acquisition, Dime now operates 90 branches in the greater New York metropolitan area and one branch in Florida.

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